Registration No. 333-101826

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-0797222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

215 First Street

Suite 7

Cambridge, MA 02142

(857) 242-3700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2002 EQUITY INCENTIVE PLAN

(Full title of the plans)

Christopher Garabedian

President & Chief Executive Officer

Sarepta Therapeutics, Inc.

215 First Street

Suite 7

Cambridge, MA 02142

(857) 242-3700

(Name, address and telephone number of agent for service)

Copy to:

Alan C. Mendelson, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, $0.0001 par value	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities and registration fees were paid upon filing of the original Registration Statement on Form S-8 (File No. 333-101826). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

This Post-Effective Amendment No. 1 shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

Effective as of June 6, 2013, Sarepta Therapeutics, Inc. changed its state of incorporation from Oregon to Delaware. This reincorporation was effectuated by a merger (the “Reincorporation Merger”) of Sarepta Therapeutics, Inc., an Oregon corporation (“Sarepta Oregon”), with and into Sarepta Therapeutics, Inc., a Delaware corporation (“Sarepta Delaware”), then a wholly owned Delaware subsidiary established for such purpose. The Reincorporation Merger was approved by the requisite vote of stockholders at Sarepta Oregon’s Annual Meeting of Stockholders on June 4, 2013. Sarepta Delaware is deemed to be the successor issuer of Sarepta Oregon under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Sarepta Oregon and Sarepta Delaware, as issuer and successor issuer, respectively, under Rule 12g-3 of the Exchange Act, are collectively referred to herein as the “Registrant.”

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-101826), originally filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2002 by Sarepta Oregon (the “Registration Statement”), relating to Sarepta Oregon’s 2002 Equity Incentive Plan (as amended, the “Plan”), is being filed by Sarepta Delaware, as the successor issuer of Sarepta Oregon, pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 414(d) under the Securities Act, except as modified by this Post-Effective Amendment No. 1, Sarepta Delaware, as successor issuer to Sarepta Oregon, hereby expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. The applicable registration fees were paid at the time of the original filings of the Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 15, 2013;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 9, 2013 and for the quarter ended June 30, 2013, filed with the Commission on August 8, 2013;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 11, 2013, April 19, 2013, July 1, 2013, July 3, 2013 and July 24, 2013;

(d)	The Registrant’s Current Report on Form 8-K12B, filed by the Registrant with the Commission on June 6, 2013; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A12G, filed by the Registrant with the Commission under Section 12(g) of the Exchange Act on May 29, 1997, including any amendments or reports filed for the purpose of updating such description, including the Registrant’s Current Report on Form 8-K12B, filed by the Registrant with the Commission on June 6, 2013.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL. In addition, we intend to enter into indemnification agreements with our directors, officers and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, we carry director and officer liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

		Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Provided Herewith

4.1	Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.1	6/6/13

4.2	Bylaws of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.2	6/6/13

4.3	Form of Common Stock Certificate	10-Q	001-14895	4.1	8/8/13

4.4	Sarepta Therapeutics, Inc. 2002 Equity Incentive Plan	Schedule 14A	001-14895	Appendix A	4/11/02

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney	POS AM	333-180258	24.1	6/7/13

Item 9. Undertakings.

The information set forth in this item is incorporated by reference from Item 9 of the Registrant’s registration statement on Form S-8, File No. 333-101826 filed with the SEC on December 13, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, State of Massachusetts, on August 19, 2013.

SAREPTA THERAPEUTICS, INC.

By:	/s/ Christopher Garabedian
Christopher Garabedian
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Christopher Garabedian	President, Chief Executive Officer and Director (Principal Executive Officer)	August 19, 2013
Christopher Garabedian

*	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	August 19, 2013
Sandesh Mahatme

*	Chief Accounting Officer (Principal Accounting Officer)	August 19, 2013
Anthony Martignetti

*	Director	August 19, 2013
M. Kathleen Behrens, Ph.D.

*	Director	August 19, 2013
Anthony Chase

*	Director	August 19, 2013
John C. Hodgman

*	Director	August 19, 2013
Gil Price, M.D.

*	Director	August 19, 2013
Hans Wigzell, M.D., Ph.D.

*	By:	/s/ Christopher Garabedian
Christopher Garabedian
As attorney-in-fact

EXHIBIT INDEX

		Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Provided Herewith

4.1	Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.1	6/6/13

4.2	Bylaws of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.2	6/6/13

4.3	Form of Common Stock Certificate	10-Q	001-14895	4.1	8/8/13

4.4	Sarepta Therapeutics, Inc. 2002 Equity Incentive Plan	Schedule 14A	001-14895	Appendix A	4/11/02

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney	POS AM	333-180258	24.1	6/7/13